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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                        Date of Report: April 24, 2001

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Exact Name of Registrant              Commission             I.R.S. Employer
as Specified in Its Charter           File Number            Identification No.
---------------------------           -----------            ------------------


Hawaiian Electric Industries, Inc.    1-8503                 99-0208097

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                                State of Hawaii
                ----------------------------------------------
                (State or other jurisdiction of incorporation)



                  900 Richards Street, Honolulu, Hawaii 96813
             -----------------------------------------------------
             (Address of principal executive offices and zip code)



Registrant's telephone number, including area code:               (808) 543-5662


                                     None
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)
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Item 5.  Other Events

News release
------------

On April 24, 2001, HEI issued the following news releases:

HAWAIIAN ELECTRIC INDUSTRIES, INC. DECLARES QUARTERLY DIVIDEND

HONOLULU -- The board of directors of Hawaiian Electric Industries, Inc. (NYSE -
HE) today declared a regular quarterly cash dividend of 62 cents per share, payable June 12 to stockholders of record at the close of business on May 10. The dividend is equivalent to an annual rate of $2.48 per share.

"We intend to maintain our dividend at the current level for the foreseeable future," said Robert F. Clarke, chairman, president and chief executive officer.

Dividends have been paid continuously since 1901. At the indicated annual dividend rate and the closing share price on April 24, of $36.57, HEI's yield is 6.8%.

HEI is a diversified holding company. Its core businesses are electric utilities, a savings bank and an international power subsidiary.


                                      ###


HAWAIIAN ELECTRIC INDUSTRIES, INC.'S SAVINGS BANK ANNOUNCES RETIREMENT OF ITS PRESIDENT

     HONOLULU -- Hawaiian Electric Industries, Inc. (NYSE - HE) today announced the retirement of American Savings Bank president and chief executive officer Wayne K. Minami effective June 1, 2001. Mr. Minami has served as president of American Savings Bank since August 1986. Prior to joining the bank, Mr. Minami served as the State of Hawaii's Attorney General. He has also held the title of Director of Regulatory Agencies, State of Hawaii and in that capacity served as Bank Examiner, Insurance Commissioner, Securities Commissioner and Consumer Advocate in public utility cases.

     "Under Wayne's leadership, our savings bank has grown in asset size from $900 million to $6.0 billion and has doubled the number of branches to 68 statewide," said Robert F. Clarke, HEI's chairman, president and chief executive officer. "I am grateful for Wayne's dedication to the bank, its employees and customers," said Clarke. "We will miss him and wish him well in his retirement."

     Mr. Minami is a 1960 graduate of Iolani School. He received his bachelor of arts degree from Yale University and his bachelor of laws degree from Stanford University. He serves the community as a director of Adult Friends for Youth, Hawaii Community Reinvestment Corporation, Japan America Society of Hawaii, The Nature Conservancy of Hawaii and the Girl Scout Council of Hawaii. Mr. Minami is also a member of the board of governors of the Filipino Community Center and the Japanese Cultural Center of Hawaii.

     Replacing Mr. Minami as president and chief executive officer of American Savings Bank is Constance H. Lau, its senior executive vice president and chief operating officer. Prior to joining American Savings Bank in 1999, Ms. Lau was HEI's Treasurer as well as Chief Financial Officer of HEI Power Corp., HEI's international power subsidiary. Ms. Lau originally joined the HEI companies in 1984. She started her career as a corporate attorney in San Francisco specializing in banking, securities and real estate law.

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     Ms. Lau is a graduate of Yale University, the University of California
Hastings College of the Law and the Stanford Graduate School of Business. Ms. Lau is currently a trustee of Kamehameha Schools and Punahou School. She is also a director of the Consuelo Zobel Alger Foundation and Maunalani Foundation.

     "Connie brings breadth of experience, a wealth of ideas and unlimited energy to the bank," said Clarke. "She is a proven leader and I am confident that the bank will continue to grow under her stewardship."

     HEI is a diversified holding company. Its core businesses are electric utilities, a savings bank and an international power subsidiary. American Savings Bank is the third largest financial institution in Hawaii with assets of $6.0 billion.

Forward-looking statements

This release contains "forward-looking statements," that are subject to risks and uncertainties. Forward looking statements are statements that are predictive in nature, depend upon or refer to future events or conditions, and/or include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates" or similar expressions. Forward-looking statements in this release should be read in conjunction with "Forward-looking statements" set forth on page vi of HEI's Form 10-K for the year ended December 31, 2000 (incorporated by reference herein) that discusses important factors that could cause HEI's results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                HAWAIIAN ELECTRIC INDUSTRIES, INC.
                                                            (Registrant)


                                 /s/ Robert F. Mougeot
                                -----------------------------------
                                Robert F. Mougeot
                                Financial Vice President, Treasurer
                                 and Chief Financial Officer
                                (Principal Financial Officer of HEI)

                                Date:  April 24, 2001

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